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                                                              Exhibit 99.B(e)(3)

                          AMENDED SCHEDULE OF APPROVALS

                               WITH RESPECT TO THE

                             DISTRIBUTION AGREEMENT

                                     BETWEEN

                                  ING GET FUND

                                       AND

                           ING FUNDS DISTRIBUTOR, LLC

COMPANY

Series D-E

Series G-N

Series P-V